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                                                                    EXHIBIT 10.2

                                 July 19, 2000

Mr. Leslie V. Bentley
c/o Wyndham International, Inc.
1950 Stemmons Parkway, Suite 6001
Dallas, Texas 75207

Dear Les:

     This letter agreement (the "Agreement") confirms the agreement that we have reached regarding the termination of your employment with Wyndham International, Inc. ("WII") and its respective related and affiliated entities (collectively, the "Companies").

     The purpose of this Agreement is to establish a mutually agreeable arrangement for ending your employment. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     Termination
     -----------

     You hereby acknowledge that your employment with WII will terminate effective as of July 31, 2000 (the "Date of Termination"). Any offices or affiliations that you hold with any of the Companies will also terminate as of the Date of Termination. You and WII acknowledge that your termination from employment is a termination for Good Reason as defined by Subparagraph 6(e) of the April 19, 1999 (Amended and Restated) Executive Employment Agreement between you and WII (the "Employment Agreement"). Subject to earlier termination in accordance with Paragraph 6 of the Employment Agreement, (other than Termination Without Cause pursuant to paragraph 6(d) of the Employment Agreement at anytime between the date of the Agreement and the Date of Termination, which rights WII herewith agrees not to exercise), WII will continue your salary and benefits through the Date of Termination pursuant to Paragraph 7(d) of the Employment Agreement. In lieu of the pro rata bonus as specified by paragraph 7(d) of the Employment Agreement, WII shall award you a bonus in respect of 2000 in the amount of One Hundred Sixty-Nine Thousand Six Hundred Thirty-Five Dollars and Twenty-Eight Cents ($169,635.28) and shall apply the amount of such
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bonus remaining net of applicable withholding taxes to satisfy the $100,000 you owe WII on a prior loan.

     2.  Compensation and Benefits.
         -------------------------

         (a) Effect of Termination on Equity Grants. You understand and
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acknowledge that the Option (as defined in the Employment Agreement) granted to you on April 19, 1999 will continue to vest for 24 months following the Date of Termination and remain exercisable thereafter in accordance with and subject to the terms and conditions of Paragraph 3(c) of the Wyndham International, Inc. Non-Qualified Stock Option Agreement, dated as of April 19, 1999, by and between you and WII; all other remaining unvested portions of the Option then will lapse. Your rights to any previously vested stock options and other stock-based awards granted to you by the Companies shall survive the Date of Termination in accordance and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted.

         (b) Severance. In recognition of your service to WII, and in full
             ---------
satisfaction of any and all claims you may have against the Companies, as more fully set forth in Paragraph 3 below, the Companies will pay you One Million Forty Nine Thousand Three Hundred and Thirty Four Dollars ($1,049,334.00) (the "Severance Payment") subject to the conditions set forth in Paragraph 7(d)(i) of the Employment Agreement (as modified by this Agreement), including but not limited, your continuing strict adherence to the restrictions set forth in Paragraphs 4 and 5 of the Employment Agreement as incorporated and modified herein below. You acknowledge and agree that this Severance Payment fully and completely satisfies the Companies' obligation to pay your severance under Paragraph (7)(d)(i) of the Employment Agreement and the Companies agree that you have satisfied the requirements of the last sentence of Paragraph 7(d)(i) of the Employment Agreement in respect of timely delivery of Notice of Termination. The Severance Payment shall be reduced by applicable withholdings and shall be payable in equal bi-weekly installments over a period of twenty-four (24) months commencing on the regular payroll date next following the Date of Termination (the "Severance Period"). In the event that you commence any employment, whether as an employee or through self-employment, during the Severance Period, the Companies shall be entitled to set-off against the remaining installments of the Severance Payment fifty percent (50%) of the amount of any cash compensation received by you during the severance period from the new employment. You shall provide the Companies notice of any new employment and cash compensation received during the Severance Period after the Date of Termination.

         (c) Health/Dental/Vision Benefits. You and your eligible dependents
             -----------------------------
will be eligible to receive continuation coverage under WII's group health, dental and vision plans to the extent authorized by and consistent with 29
U.S.C. (S) 1161 et seq. (commonly known as "COBRA") and applicable group health, dental and vision plan terms. To the extent you and your eligible dependents elect to continue coverage in one or more plans under COBRA, the Company will pay the costs of such coverage(s) on your and their behalf until the earlier of
(A)
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twelve (12) months after the Date of Termination Date or (B) the date you become eligible for similar coverage provided by another employer. WII will permit you to continue coverage in one or more plans under COBRA at your own cost until the earlier of (A) eighteen (18) months after the Termination Date or (B) the date you become eligible for similar coverage provided by another employer.

         (d) Tax Preparation. The Companies shall provide reasonable assistance
             ---------------
in connection with preparation of tax returns, among other support, for a period of five (5) years beginning on the Date of Termination, in accordance with Paragraph 7(f) of the Employment Agreement.

         (e) Outplacement. WII shall pay for the reasonable costs (not to exceed
             ------------
$27,000) of executive outplacement services selected by you for use in connection with obtaining other employment for up to six (6) months from the Date of Termination or through the date you secure new employment, whichever occurs first.

         (f) Promissory Notes. The No Personal Liability Nonrecourse Promissory
             ----------------
Note, dated April 19, 1999, made by you and attached to the Employment Agreement as Exhibit B and the two (2) Recourse Notes made by you in favor of WII (in original principal amounts of $430,000 and $350,000, respectively) (collectively, the "Notes"), are hereby amended to provide that so long as you continue to adhere strictly to your continuing obligations under Paragraphs 4 and 4 of the Employment Agreement, as incorporated and modified herein below, WII agrees that the principal balance and accrued interest on the Notes shall not become due and payable until July 31, 2002. In the event you breach any of our continuing obligations under Paragraphs 4 and 5 of the Employment Agreement, as incorporated and modified hereinbelow, the principal balance and accrued interest on the Notes shall become due and payable immediately, in accordance with their respective terms.

         (g) Gross Up Payment. You remain eligible for a Gross Up Payment, if
             ----------------
necessary, as provided for in Paragraph 8(b) of the Employment Agreement.

         (h) Other Benefits. Except as expressly provided above, your
             --------------
eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Date of Termination in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

     3.  Release of Claims.
         -----------------

         (a) Your Release. Other than claims arising under the Agreement or as otherwise specifically provided herein, you voluntarily and irrevocably release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, (including but not limited to Patriot American Hospitality, Inc.), and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges,
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complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your termination as described in Paragraph 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful retaliation or discrimination under the common law or any federal, state or local statute or law (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act, Tex. Lab. Code (S)(S)21.001, et seq., Tex. Hum. Res. Code (S)(S)121.001, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived claims.

          Other than claims arising under this Agreement or as otherwise specifically noted herein, you agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees.

          (b) The Companies' Release. Other than claims arising under this Agreement under the continuing obligations of the Employment Agreement, the Notes or as otherwise specifically provided herein or thereto, the Companies voluntarily and irrevocably release and discharge you, your heirs, personal representatives, and assigns (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Companies, known or unknown which relate to good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in the best interest of the Companies which the Companies have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement ("Companies' Claims"). This general release of Companies' Claims includes, without implication of limitation, all Companies' Claims for or related to: the Employment Agreement; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit.

          The Companies; further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise to claims not otherwise released in the previous paragraph.
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     Other than claims arising under this Agreement under the continuing obligations of the Employment Agreement, the Notes, or as otherwise specifically provided herein or thereto, the Companies agree that they will not hereafter pursue any Companies' Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment.

          (c) Liquor Licenses. The Companies will remove your name from any liquor licenses (or similar licenses) as soon as reasonably practicable following the Date of Termination and herewith agrees to hold you harmless, indemnify and defend you from any liability, loss or expense including, without limitation, the payment of defense costs including attorneys; fees (which will be advanced as they are incurred) as a result of your name being named on any such liquor license (or like license).

     4.   Employment Agreement
          --------------------

     This Agreement supersedes all provisions of the Employment Agreement other than Paragraphs 4 (Unauthorized Disclosure), 5 (Covenant Not to Compete), 6 (Termination), 7 (Compensation Upon Termination or During Disability), 8(b) (Gross Up Payment), 13 (Arbitration; Other Disputes) and 15 (Litigation and Regulatory Cooperation) thereof, which provisions as specifically modified by this Agreement are incorporated herein by reference and shall continue to bind you in accordance with their respective terms as so modified.

     The Companies further agree that any indemnification obligations owed to you by the Companies or your coverage under any insurance insuring you as to actions taken by you as an officer, director, or employee of the Companies are not voided or superseded by this Agreement.

     WII recognizes that you own, directly or indirectly, an ownership interest in the following hotel properties: Wyndham Bristol, Wyndham Garden Hotel Orange County, and Wyndham Old San Juan. WII agrees that Paragraph 4 (Confidential Information) and Paragraph 5 (Covenant Not To Compete) of the Employment Agreement will not apply to your ownership interest in such properties or any activities you hereafter undertake of the type, scope and nature you have historically undertaken with regard to such properties, including, without limitation, action that may be required in the future as a result of any alleged defaults against WII with regard to such properties.
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     5.   Return of Property
          ------------------

     All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 4(a) of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You shall return all Property to the Companies on or before the Date of Termination. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies.

     6.   Nondisparagement
          ----------------

     You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which disrupts or impairs the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this Paragraph 6 shall not apply to any truthful statement required to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

     7.   Additional Representations, Warranties and Covenants. As a material
          ----------------------------------------------------
inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

          (a) You have not assigned to any third party any Claim released by this Agreement.

          (b) You have not heretofore filed with any agency or court any Claim released by this Agreement.

     8.   Further Assurances
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     Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, in the case of the Companies, to the provisions of any credit agreement or financing agreement or other contract or agreement by which any of the Companies may be bound.
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     9.   Exclusivity
          -----------

     This Agreement sets forth all the consideration to which you are entitled from the Companies by reason of your termination and your duties for the Companies while employed, and you agree that you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

     10.  Tax Matters
          -----------

     All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Companies reasonably determine to be required for tax purposes.

     11.   Arbitration of Disputes
           -----------------------

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in accordance with Paragraph 13 of the Employment Agreement. This Paragraph 11 shall be specifically enforceable. Notwithstanding the foregoing, this Paragraph 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that
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any other relief shall be pursued through an arbitration proceeding pursuant to this Paragraph 11.

     12.  Consent to Jurisdiction
          -----------------------

     To the extent that any court action is permitted consistent with or to enforce Paragraph 11 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Dallas, Texas. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     13.  Notices, Acknowledgments and Other Terms
          ----------------------------------------

          (a) You are advised to consult with an attorney before signing this Agreement.

          (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

          (c) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also
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acknowledge that you are not relying on any representations by us or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

          (d) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of WII so that it is received by close of business on the twenty-second (22nd) day after your receipt of this Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of this Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of this Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this Agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of WII before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period (the "Effective Date").

          (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

          (f) The law of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

          (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.
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          (h) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies.

          (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter, except as provided in Paragraph 4 hereof and except for the Non Recourse Promissory Note between the parties dated April 19, 1999, which remains in effect in accordance with its terms.

          (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

     If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of WII within 22 days.

                                       Sincerely,


                                       WYNDHAM INTERNATIONAL, INC.


                                       By: /s/ Fred J. Kleisner
                                           --------------------------
                                           Fred J. Kleisner
                                           President and Chief Executive Officer

Accepted and agreed to:

/s/ Leslie V. Bentely
---------------------                  ______________________________
Leslie V. Bentley                      Date